UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 01, 2023

LENSAR, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39473	32-0125724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Discovery Drive
Orlando, Florida		32826
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 536-7271

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNSR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 1, 2023, LENSAR, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). A total of 8,397,413 shares of the Company’s common stock were present in person or represented by proxy at the Special Meeting, representing approximately 74.97% of the Company’s common stock issued and outstanding and entitled to vote on the proposal presented at the Special Meeting as of the June 2, 2023 record date for the Special Meeting. Following are the voting results for the proposal considered and voted upon at the Special Meeting, which was described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on June 20, 2023.

Proposal 1 – Approval, pursuant to Nasdaq Listing Rule 5635(b), of the issuance of shares of the Company’s common stock upon conversion of shares of Series A convertible preferred stock and exercise of warrants designated as the Class A Common Stock Purchase Warrants and warrants designated as the Class B Common Stock Purchase Warrants issued and sold to an affiliate of North Run Capital, LP.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
5,233,795	3,154,033	9,585	0

Based on the foregoing votes Proposal 1 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENSAR, Inc.

Date:	August 4, 2023	By:	/s/ Nicholas T. Curtis
Nicholas T. Curtis Chief Executive Officer